November 2017
Preliminary Terms No. 2,029
Registration Statement Nos. 333-200365; 333-200365-12
Dated November 14, 2017
Filed pursuant to Rule 433

Morgan Stanley Finance LLC
Structured Investments
Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund, which we refer to as the underlying shares, is at or above at most 73.75% of its respective initial share price (to be determined on the pricing date), which we refer to as the downside threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than at most 73.75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest over the entire 2-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent quarterly coupons is based on the worst performing of the underlying shares, the fact that the securities are linked to three underlying shares does not provide any asset diversification benefits and instead means that a decline in the price of any of the underlying shares below the relevant downside threshold level will result in no contingent quarterly coupons, even if the other underlying shares close at or above their respective downside threshold levels. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of any of the underlying shares will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	SPDR® S&P® Biotech ETF (the “XBI Shares”), SPDR® S&P® Bank ETF (the “KBE Shares”) and Technology Select Sector SPDR® Fund (the “XLK Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 20, 2017
Original issue date:	November 24, 2017 (3 business days after the pricing date)
Maturity date:	November 25, 2019
Early redemption:

If, on any redemption determination date, beginning on February 20, 2018, the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.
Determination closing price:	With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date (other than the final observation date), times the adjustment factor on such redemption determination date or observation date, as applicable
Redemption determination dates:	Quarterly, on February 20, 2018, May 21, 2018, August 20, 2018, November 20, 2018, February 20, 2019, May 20, 2019 and August 20, 2019, subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:	Quarterly, on February 23, 2018, May 24, 2018, August 23, 2018, November 26, 2018, February 25, 2019, May 23, 2019 and August 23, 2019; provided that if any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 15.00% (corresponding to approximately $37.50 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date.

If, on any observation date, the determination closing price of any of the underlying shares is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold level:

With respect to the XBI Shares, $          , which is equal to at most 73.75% of its initial share price (to be determined on the pricing date)

With respect to the KBE Shares, $          , which is equal to at most 73.75% of its initial share price (to be determined on the pricing date)

With respect to the XLK Shares, $          , which is equal to at most 73.75% of its initial share price (to be determined on the pricing date)

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•  If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date

•  If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than at least 26.25%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $961.70 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$17.50	$982.50
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 31.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated February 29, 2016        Index Supplement dated January 30, 2017

Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the XBI Shares, $           , which is its closing price on the pricing date

With respect to the KBE Shares, $          , which is its closing price on the pricing date

With respect to the XLK Shares, $          , which is its closing price on the pricing date

Coupon payment dates:	Quarterly, on February 23, 2018, May 24, 2018, August 23, 2018, November 26, 2018, February 25, 2019, May 23, 2019, August 23, 2019 and the maturity date; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.
Observation dates:	Quarterly, on February 20, 2018, May 21, 2018, August 20, 2018, November 20, 2018, February 20, 2019, May 20, 2019, August 20, 2019 and November 20, 2019, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events. We also refer to November 20, 2019 as the final observation date.
Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61768CUK1 / US61768CUK16
Listing:	The securities will not be listed on any securities exchange.

November 2017	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due November 25, 2019 All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund, which we refer to as the underlying shares, is at or above at most 73.75% of its respective initial share price (to be determined on the pricing date), which we refer to as the downside threshold level, on the related observation date. The actual downside threshold level percentage will be determined on the pricing date. If, however, the determination closing price of any of the underlying shares is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than at most 73.75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities. Investors will not participate in any appreciation in the price of any of the underlying shares.

Maturity:	Approximately 2 years
Contingent quarterly coupon:	A contingent quarterly coupon at an annual rate of 15.00% (corresponding to approximately $37.50 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date. If on any observation date, the determination closing price of any of the underlying shares is less than its respective downside threshold level, we will pay no coupon for the applicable quarterly period.
Automatic early redemption quarterly starting after three months:	If the determination closing price of each of the underlying shares is greater than or equal to its respective initial share price on any quarterly redemption determination date, beginning on February 20, 2018, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.

If the final share price of any of the underlying shares is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. Under these circumstances, the payment at maturity will be less than at most 73.75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2017	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $961.70, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2017	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying shares close at or above their respective downside threshold levels on each quarterly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities, and the payment at maturity may be less than at most 73.75% of the stated principal amount of the securities and may be zero. The actual downside threshold level percentage will be determined on the pricing date.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective downside threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective downside threshold level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of any of the underlying shares is below the respective downside threshold level(s) on the related observation date.

When each of the underlying shares closes at or above its respective initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlying shares closes at or above its respective downside threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective downside threshold level(s) on the others, and at least one of the underlying shares closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or more of the underlying shares is below the respective downside threshold level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above its respective downside threshold level. At maturity, in addition to the contingent quarterly coupon with respect to the final observation date, investors will receive the stated principal amount.

November 2017	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that each of the underlying shares closes at or above its respective downside threshold level on some quarterly observation dates, but one or more of the underlying shares close below the respective downside threshold level(s) on the others, and at least one of the underlying shares closes below its initial share price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlying shares is greater than or equal to its respective downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or more of the underlying shares are below the respective downside threshold level(s) on the related observation date. On the final observation date, one or more of the underlying shares close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than at most 73.75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

November 2017	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting After Three Months)

November 2017	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

November 2017	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlying shares on each quarterly redemption determination date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price and downside threshold level for each of the underlying shares will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

15.00% per annum (corresponding to approximately $37.50 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XBI Shares: $65.00 With respect to the KBE Shares: $40.00 With respect to the XLK Shares: $50.00
Hypothetical Downside Threshold Level:

With respect to the XBI Shares: $47.9375, which is 73.75% of its hypothetical initial share price

With respect to the KBE Shares: $29.50, which is 73.75% of its hypothetical initial share price

With respect to the XLK Shares: $36.875, which is 73.75% of its hypothetical initial share price

The actual downside threshold level percentage will be determined on the pricing date.

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent quarterly coupon of $37.50 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price			Hypothetical Contingent Quarterly Coupon
	XBI Shares	KBE Shares	XLK Shares
Hypothetical Observation Date 1	$80.00 (at or above its downside threshold level)	$31.00 (at or above its downside threshold level)	$40.00 (at or above its downside threshold level)	$37.50
Hypothetical Observation Date 2	$42.00 (below its downside threshold level)	$35.00 (at or above its downside threshold level)	$40.00 (at or above its downside threshold level)	$0
Hypothetical Observation Date 3	$80.00 (at or above its downside threshold level)	$33.50 (at or above its downside threshold level)	$25.00 (below its downside threshold level)	$0
Hypothetical Observation Date 4	$45.00 (below its downside threshold	$15.00 (below its downside threshold	$25.00 (below its downside threshold	$0

November 2017	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

level)	level)	level)

On hypothetical observation date 1, each of the underlying shares closes at or above its respective downside threshold level. Therefore, a hypothetical contingent quarterly coupon of $37.50 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, two of the underlying shares close at or above their respective downside threshold levels but the other underlying shares closes below its respective downside threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective downside threshold level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of any of the underlying shares is below its respective downside threshold level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	XBI Shares	KBE Shares	XLK Shares
Example 1:	$100.00 (at or above its downside threshold level)	$35.00 (at or above its downside threshold level)	$100.00 (at or above its downside threshold level)	$1,037.50 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$75.00 (at or above its downside threshold level)	$20.00 (below its downside threshold level)	$50.00 (at or above its initial share price)	$1,000 x share performance factor of the worst performing underlying shares = $1,000 x ($20.00 / $40.00) = $500.00
Example 3:	$75.00 (at or above its downside threshold level)	$20.00 (below its downside threshold level)	$27.50 (below its downside threshold level)	$1,000 x ($20.00 / $40.00) = $500.00
Example 4:	$32.50 (below its downside threshold level)	$20.00 (below its downside threshold level)	$20.00 (below its downside threshold level)	$1,000 x ($20.00 / $50.00) = $400.00
Example 5:	$19.50 (below its downside threshold level)	$16.00 (below its downside threshold level)	$25.00 (below its downside threshold level)	$1,000 x ($19.50 / $65.00) = $300.00

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated

principal amount of the securities and the hypothetical contingent quarterly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are above their respective initial share prices, but the final share price of the other underlying shares is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share price of each of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The KBE Shares have declined 50% from their initial share price to their final share price, while the XLK Shares have declined 45% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the KBE Shares, which are the worst performing underlying shares in this example.

November 2017	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

In examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In example 4, the XBI Shares have declined 50% from their initial share price to their final share price, the KBE Shares have declined 50% from their initial share price to their final share price, and the XLK Shares have declined 60% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the XLK Shares, which are the worst performing underlying shares in this example.

In example 5, the XBI Shares have declined 70% from their initial share price to their final share price, the KBE Shares have declined 60% from their initial share price to their final share price and the XLK Shares have declined 50% from their initial share price to their final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the XBI Shares, which are the worst performing underlying shares in this example.

If the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than at most 73.75% of the stated principal amount per security and could be zero.

November 2017	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than its downside threshold level of at most 73.75% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than at most 73.75% of the stated principal amount and could be zero. The actual downside threshold level percentage will be determined on the pricing date. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlying shares is at or above at most 73.75% of its respective initial share price (to be determined on the pricing date), which we refer to as the downside threshold level, on the related observation date. The actual downside threshold level percentage will be determined on the pricing date. If, on the other hand, the determination closing price of any of the underlying shares is lower than its respective downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or more of the underlying shares could remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlying shares, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent quarterly coupons, each of the underlying shares must close at or above its respective downside threshold level on the applicable observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than at most 73.75% of the stated principal amount and could be zero. The actual downside threshold level percentage will be determined on the pricing date. Accordingly, your investment is subject to the price risk of each of the underlying shares.

▪	Each of the underlying shares is subject to risks associated with investments concentrated in a particular sector. All or substantially all of the equity securities held by the XBI Shares, KBE Shares and XLK Shares are issued by companies whose primary business is directly associated with the biotechnology sector, the banking sector and the technology sector, respectively. Each of the underlying shares may therefore be subject to increased price volatility, as each is concentrated in a single specific industry and market sector, and each of the underlying shares may be more susceptible to adverse economic, market, political or regulatory events affecting that particular industry or market

November 2017	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

sector. Therefore, the securities are exposed to concentration risks relating to the industry and market sector reflected in each of the underlying shares.

▪	The contingent quarterly coupon, if any, is based only on the determination closing prices of the underlying shares on the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlying shares on quarterly observation dates, if the determination closing price of any of the underlying shares on any observation date is below its respective downside threshold level, you will receive no coupon for the related interest period even if the price(s) of one or more of the other underlying shares were higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of any of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective downside threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

o	whether the determination closing price of any of the underlying shares has been below its respective downside threshold level on any observation date,

o	dividend rates on the stocks constituting the share underlying indices,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

o	the composition of the underlyings and changes in the constituents of the underlying shares, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of any or all of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying shares may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment or receive a payment at maturity that is less than at most 73.75% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying shares will be at or above their respective

November 2017	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

downside threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or, with respect to the final observation date, so that you do no suffer a significant loss on your initial investment in the securities. See “SPDR® S&P® Biotech ETF Overview,” “SPDR® S&P® Bank ETF Overview” and “Technology Select Sector SPDR® Fund Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market

November 2017	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (SSgA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor

November 2017	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

▪	Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may

November 2017	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2017	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

SPDR® S&P® Biotech ETF Overview

The SPDR® S&P® Biotech ETF is an exchange-traded fund managed by SSgA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Biotechnology Select IndustryTM Index. SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Biotech ETF is accurate or complete.

Information as of market close on November 13, 2017:

Ticker Symbol:	XBI UP
Current Stock Price:	$81.68
52 Weeks Ago:	$68.13
52 Week High (on 10/5/2017):	$88.51
52 Week Low (on 12/30/2016):	$59.19

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XBI Shares for each quarter from January 1, 2012 through November 13, 2017. The closing price of the XBI Shares on November 13, 2017 was $81.68. The associated graph shows the closing prices of the XBI Shares for each day from January 1, 2012 through November 13, 2017. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XBI Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XBI Shares at any time, including on the redemption determination dates or the observation dates.

SPDR® S&P® Biotech ETF (CUSIP 78464A870)	High ($)	Low ($)	Period End ($)
2012
First Quarter	27.44	22.01	26.79
Second Quarter	29.55	24.63	29.49
Third Quarter	32.08	28.43	31.14
Fourth Quarter	31.85	27.24	29.30
2013
First Quarter	33.55	30.41	33.29
Second Quarter	37.66	32.39	34.75
Third Quarter	43.74	36.24	43.05
Fourth Quarter	43.95	38.08	43.40
2014
First Quarter	56.90	42.97	47.49
Second Quarter	51.35	40.27	51.35
Third Quarter	54.30	44.87	51.99
Fourth Quarter	63.45	48.48	62.21
2015
First Quarter	79.33	61.43	75.17
Second Quarter	86.57	68.78	84.08
Third Quarter	90.36	60.02	62.25
Fourth Quarter	72.62	61.16	70.08
2016
First Quarter	67.83	45.73	51.66
Second Quarter	59.87	49.55	54.09
Third Quarter	68.83	55.11	66.29
Fourth Quarter	68.13	53.31	59.19
2017

November 2017	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

SPDR® S&P® Biotech ETF (CUSIP 78464A870)	High ($)	Low ($)	Period End ($)
First Quarter	72.32	59.59	69.34
Second Quarter	80.31	66.84	77.18
Third Quarter	86.57	74.47	86.57
Fourth Quarter (through November 13, 2017)	88.51	81.68	81.68

Shares of the SPDR® S&P® Biotech ETF – Daily Closing Prices January 1, 2012 to November 13, 2017

* The red solid line indicates the hypothetical downside threshold level of 73.75% of the hypothetical initial share price (the maximum percentage for the downside threshold level), assuming the closing price of the XBI Shares on November 13, 2017 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the XBI Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XBI Shares (and therefore the price of the XBI Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XBI Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XBI Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XBI Shares.

November 2017	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P Biotechnology Select IndustryTM Index. The S&P Biotechnology Select IndustryTM Index (Bloomberg ticker SPSIBI) is managed by S&P Dow Jones Indices LLC and is a modified equally weighted index that is designed to measure the performance of stocks in the S&P Total Market Index that are classified under the Global Industry Classification Standard (“GICS®”) biotechnology sub-industry.

November 2017	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

SPDR® S&P® Bank ETF Overview

The SPDR® S&P® Bank ETF is an exchange-traded fund managed by SSgA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Banks Select Industry Index.

The Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Bank ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Bank ETF is accurate or complete.

Information as of market close on November 13, 2017:

Ticker Symbol:	KBE UP
Current Stock Price:	$44.24
52 Weeks Ago:	$40.00
52 Week High (on 3/1/2017):	$46.56
52 Week Low (on 11/16/2016):	$39.64

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the KBE Shares for each quarter from January 1, 2012 through November 13, 2017. The closing price of the KBE Shares on November 13, 2017 was $44.24. The associated graph shows the closing prices of the KBE Shares for each day from January 1, 2012 through November 13, 2017. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the KBE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the KBE Shares at any time, including on the redemption determination dates or the observation dates.

SPDR® S&P® Bank ETF (CUSIP 78464A797)	High ($)	Low ($)	Period End ($)
2012
First Quarter	24.44	20.29	23.85
Second Quarter	24.10	20.25	22.04
Third Quarter	24.63	21.12	23.48
Fourth Quarter	24.40	22.29	23.83
2013
First Quarter	27.23	24.57	26.92
Second Quarter	28.84	25.47	28.72
Third Quarter	31.98	29.09	30.03
Fourth Quarter	33.18	29.54	33.17
2014
First Quarter	34.67	30.78	34.04
Second Quarter	34.50	31.03	33.42
Third Quarter	33.87	31.24	31.91
Fourth Quarter	33.92	30.05	33.55
2015
First Quarter	34.15	29.99	33.51
Second Quarter	37.20	33.44	36.26
Third Quarter	37.06	31.61	33.24
Fourth Quarter	36.59	32.93	33.82
2016
First Quarter	33.05	26.52	30.37

November 2017	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

SPDR® S&P® Bank ETF (CUSIP 78464A797)	High ($)	Low ($)	Period End ($)
Second Quarter	33.64	28.19	30.48
Third Quarter	34.23	29.27	33.38
Fourth Quarter	44.16	33.21	43.47
2017
First Quarter	46.56	41.67	42.98
Second Quarter	44.10	41.01	43.52
Third Quarter	45.09	39.81	45.09
Fourth Quarter (through November 13, 2017)	46.21	43.68	44.24

Shares of the SPDR® S&P® Bank ETF – Daily Closing Prices January 1, 2012 to November 13, 2017

* The red solid line indicates the hypothetical downside threshold level of 73.75% of the hypothetical initial share price (the maximum percentage for the downside threshold level), assuming the closing price of the KBE Shares on November 13, 2017 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the KBE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KBE Shares (and therefore the price of the KBE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KBE Shares.

November 2017	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the KBE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KBE Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”,“SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P Banks Select Industry Index. The S&P Banks Select Industry Index is calculated and disseminated by S&P and is designed to measure the performance of stocks in the S&P Total Market Index that are classified in the GICS asset management & custody banks, diversified banks, regional banks, other diversified financial services and thrifts & mortgage finance sub-industries.

November 2017	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Technology Select Sector SPDR® Fund is accurate or complete.

Information as of market close on November 13, 2017:

Ticker Symbol:	XLK UP
Current Share Price:	$63.48
52 Weeks Ago:	$46.02
52 Week High (on 11/8/2017):	$64.01
52 Week Low (on 11/14/2016):	$46.02

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLK Shares for each quarter from January 1, 2012 through November 13, 2017. The closing price of the XLK Shares on November 13, 2017 was $63.48. The associated graph shows the closing prices of the XLK Shares for each day from January 1, 2012 through November 13, 2017. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLK Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLK Shares at any time, including on the redemption determination dates or the observation dates.

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
2012
First Quarter	30.44	25.81	30.15
Second Quarter	30.48	27.20	28.75
Third Quarter	31.66	27.90	30.83
Fourth Quarter	31.05	27.62	28.95
2013
First Quarter	30.43	29.21	30.27
Second Quarter	32.20	29.31	30.59
Third Quarter	32.80	30.75	32.03
Fourth Quarter	35.74	31.53	35.74
2014
First Quarter	36.65	34.09	36.35
Second Quarter	38.42	35.20	38.35
Third Quarter	40.60	38.42	39.91
Fourth Quarter	42.49	37.21	41.35
2015
First Quarter	43.43	39.90	41.44
Second Quarter	43.78	41.36	41.40
Third Quarter	43.67	37.70	39.50

November 2017	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Technology Select Sector SPDR® Fund (CUSIP 81369Y803)	High ($)	Low ($)	Period End ($)
Fourth Quarter	44.57	39.52	42.83
2016
First Quarter	44.45	38.71	44.36
Second Quarter	44.70	41.42	43.36
Third Quarter	47.91	43.15	47.78
Fourth Quarter	49.17	46.02	48.36
2017
First Quarter	53.43	48.79	53.31
Second Quarter	57.44	52.37	54.72
Third Quarter	59.10	54.34	59.10
Fourth Quarter (through November 13, 2017)	64.01	59.19	63.48

Shares of the Technology Select Sector SPDR® Fund — Daily Closing Prices January 1, 2012 to November 13, 2017

* The red solid line indicates the hypothetical downside threshold level of 73.75% of the hypothetical initial share price (the maximum percentage for the downside threshold level), assuming the closing price of the XLK Shares on November 13, 2017 were the initial share price.

This document relates only to the securities offered hereby and does not relate to the XLK Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the securities) have been

November 2017	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based way to track the movements of certain public companies that are components of the S&P 500® Index. The Technology Select Sector Index includes component stocks in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; electronic equipment and instruments; and office electronics. See “The Technology Select Sector Index” in the accompanying index supplement.

November 2017	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Share underlying indices:

With respect to the XBI Shares, the S&P Biotech Select Industry Index

With respect to the KBE Shares, the S&P S&P Banks Select Industry Index

With respect to the XLK Shares, the S&P Technology Select Sector Index

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment or payment at maturity made on that postponed date.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the

November 2017	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

November 2017	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be

November 2017	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due November 25, 2019

All Payments on the Securities Based on the Worst Performing of the SPDR® S&P® Biotech ETF, the SPDR® S&P® Bank ETF and the Technology Select Sector SPDR® Fund

Principal at Risk Securities

filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt securities issued before January 1, 2018 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such

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Principal at Risk Securities

an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above

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Principal at Risk Securities

which the underlying shares must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying shares), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan

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Principal at Risk Securities

that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

We expect to deliver the securities against payment therefor in New York, New York on November 24, 2017, which will be the third scheduled business day following the date of the pricing of the securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of pricing or on or prior to the second business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

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Principal at Risk Securities

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $17.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the downside threshold level percentage, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Index Supplement dated January 30, 2017

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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